State of Florida

Department of State

I certify the attached is a true and correct copy of the Certificate of Conversion and Articles of Incorporation, filed on May 30, 2018, with an organizational date deemed effective September 25, 2008, for IBETO CEMENT INTERNATIONAL CORPORATION, the resulting Florida corporation, as shown by the records of this office.

The document number of this entity is P18000048724.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Thirtieth day of May, 2018

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Ken Detzner
Ken Detzner
Secretary of State

CR2EO22 (1-11)

State of Florida

Department of State

I certify from the records of this office that IBETO CEMENT INTERNATIONAL CORPORATION, is a corporation under the laws of the State of Florida, filed on May 30, 2018, with an organizational date deemed effective September 25, 2008.

The document number of this corporation is P18000048724.

I further certify that said corporation has paid all fees due this office through December 31, 2018, and its status is active.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Thirtieth day of May, 2018

Ken Detzner
Secretary of State

CR2EO22 (1-11)

Certificate of Conversion
For
"Other Business Entity"
Into
Florida Profit Corporation

This Certificate of Conversion **and attached Articles of Incorporation** are submitted to convert the following **"Other Business Entity" into a Florida Profit Corporation** in accordance with s. 607.1115, Florida Statutes.

1. The name of the "Other Business Entity" immediately prior to the filing of this Certificate of Conversion is:

Century Petroleum Corp.

Enter Name of Other Business Entity

2. The "Other Business Entity" is a corporation
(Enter entity type. Example: limited liability company, limited partnership, general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of Nevada
(Enter state, or if a non-U.S. entity, the name of the country)

on September 25, 2008.
Enter date "Other Business Entity" was first organized, formed or incorporated

FILED 18 MAY 30 PM 4:01

3. If the jurisdiction of the "Other Business Entity" was changed, the state or country under the laws of which it is now organized, formed or incorporated:

Nevada

4. The name of the Florida Profit Corporation as set forth in the **attached Articles of Incorporation:**

Ibeto Cement International Corporation

Enter Name of Florida Profit Corporation

5. If not effective on the date of filing, enter the effective date: ____________________.

(The effective date: Cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State.)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Signed this 26 day of MAY, 2018.

Required Signature for Florida Profit Corporation:

Signature of Chairman, Vice Chairman, Director, Officer, or, if Directors or Officers have not been selected, an Incorporator: X [signature]

Printed Name: Dr. Cletus M. Ibeto Title: Chairman

Required Signature(s) on behalf of Other Business Entity: [See below for required signature(s).]

Signature: [signature]

Printed Name: Dr. Cletus M. Ibeto Title: Chairman

Signature: ______

Printed Name: ______ Title: ______

Signature: ______

Printed Name: ______ Title: ______

Signature: ______

Printed Name: ______ Title: ______

Signature: ______

Printed Name: ______ Title: ______

Signature: ______

Printed Name: ______ Title: ______

FILED
18 MAY 30 PM 4:01
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

If Florida General Partnership or Limited Liability Partnership:
Signature of one General Partner.

If Florida Limited Partnership or Limited Liability Limited Partnership:
Signatures of **ALL** General Partners.

If Florida Limited Liability Company:
Signature of a Member or Authorized Representative.

All others:
Signature of an authorized person.

Fees:

Certificate of Conversion:	$35.00
Fees for Florida Articles of Incorporation:	$70.00
Certified Copy:	$8.75 (Optional)
Certificate of Status:	$8.75 (Optional)

ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME

The name of the corporation shall be: Ibeto Cement International Corporation

ARTICLE II PRINCIPAL OFFICE

The principal place of business/mailing address is:

Principal street address
45 Rockefeller Plaza
New York, NY 10111

Mailing address, if different is:

ARTICLE III PURPOSE

The purpose for which the corporation is organized is:
General Business

18 MAY 30 PM 4:01

FILED

ARTICLE IV SHARES

The number of shares of stock is: See Attached

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS

Name and Title: Dr. Cletus M. Ibeto- Chairman
Address: 45 Rockefeller Plaza
New York, NY 10111

Name and Title: Erroll A. Booker
Address: 45 Rockefeller Plaza
New York, NY 10111

Name and Title:
Address:

Name and Title:
Address:

Name and Title:
Address:

Name and Title:
Address:

Name of the Corporation

The name of the incorporation shall be:

Ibeto Cement International Corporation

Authorized Stock

A. COMMON STOCK: The aggregate number of shares of common stock (the "Common Stock") authorized to be issued by this Corporation shall be Twenty Billion (20,000,000,000), with a par value of $0.001 per share. Each share of issued and outstanding Common Stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the Common Stock, as well as in the net assets of the corporation upon liquidation or dissolution.

B. PREFERRED STOCK: The Corporation is authorized to issue One hundred million (100,000,000) shares of $0.001 par value preferred stock (the "Preferred Stock"). The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series in addition to those set forth below and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of various series may vary only with respect to:

(a) the rate of dividend;
(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;
(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;
(d) sinking fund provisions, if any, for the call or redemption of the shares;
(e) the terms and conditions, if any, on which the shares may be converted;
(f) voting rights; and
(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

18 MAY 30 PM 4: 01

FILED

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designation, terms, limitations and relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The aggregate par value of both of which is $20,100, 000.00.

C. CERTIFICATE OF DESIGNATION, SERIES A PREFERRED STOCK

1. DESIGNATION. This class of stock of this Corporation shall be named and designated "Series A Preferred Stock". It shall have 1,000 shares authorized at $0.0001 par value per share.

2. CONVERSION RIGHTS.

a. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which equals twenty-five percent (25%).the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus ii) the total number of shares of all classes of Preferred Stocks which are issued and outstanding at the time of conversion. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation.

b. The total aggregate shares of Series A Preferred Stock issued shall be convertible into the number of shares of Common Stock equal to:

[the sum of: {all shares of Common Stock issued and outstanding at time of conversion + all shares of all shares of Preferred Stocks issued and outstanding at time of conversion}]

multiplied by:

[twenty-five percent (25%).]

3. ISSUANCE. Shares of Series A Preferred Stock may only be issued as directed by a majority vote of the Board of Directors.

4. VOTING RIGHTS.

a. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to twenty-five percent (25%). the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of vote, plus ii) the total number of shares of all classes of Preferred Stocks which are issued and outstanding at the time of vote.

ARTICLE VI   REGISTERED AGENT

The **name and Florida street address** (P.O. Box **NOT** acceptable) of the registered agent is:

Name: Advanced Incorporating Service, Inc

Address: 1317 California Street

Tallahassee, FL 32316

ARTICLE VII   INCORPORATOR

The **name and address** of the Incorporator is:

Name: Dr. Cletus M. Ibeto

Address: 45 Rockefeller Plaza

New York, NY 10111

****

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

for Advanced Incorporating Service, Inc   5/29/18

Required Signature/Registered Agent   Date

I submit this document and affirm that the facts stated herein are true. I am aware that any false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

05-26-2018

Required Signature/Incorporator   Date

FILED

18 MAY 30 PM 4:01

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on July 19, 2018, to Articles of Incorporation for IBETO CEMENT INTERNATIONAL CORPORATION, a Florida corporation, as shown by the records of this office.

The document number of this corporation is P18000048724.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Twentieth day of July, 2018

Ken Detzner
Secretary of State

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

CR2EO22 (1-11)

State of Florida

Department of State

I certify from the records of this office that IBETO CEMENT INTERNATIONAL CORPORATION is a corporation organized under the laws of the State of Florida, filed on May 30, 2018, effective September 25, 2008.

The document number of this corporation is P18000048724.

I further certify that said corporation has paid all fees due this office through December 31, 2018, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Twentieth day of July, 2018

Ken Detzner
Secretary of State

CR2EO22 (1-11)

Articles of Amendment
to
Articles of Incorporation
of

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

2018 JUL 19 PM 4:56

Ibeto Cement International Corporation

(Name of Corporation as currently filed with the Florida Dept. of State)

P18000048724

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

______________________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent __________________________

____
(Florida street address)

New Registered Office Address: ____________________, Florida__________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
2) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
3) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
4) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
5) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
6) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________

E. <u>If amending or adding additional Articles, enter change(s) here</u>:
(Attach *additional sheets, if necessary*). *(Be specific)*

Item #2 on the Certificate of Conversion should read as follows:

The "Other Business Entity" is a corporation first organized, formed or incorporated under the laws of Nevada

on December 13, 2004

F. <u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated July 16, 2018

Signature /s/: Erroll A. Booker

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Erroll A. Booker

(Typed or printed name of person signing)

Director

(Title of person signing)